                                 Exhibit 23.01

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

 We consent to the incorporation by reference in the following Registration Statements of our report dated February 25, 1998, with respect to the consolidated financial statements of Sylvan Learning Systems, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

 Registration Statements on Form S-3

 Registration Number       Date Filed
--------------------------------------

 33-92014                  May 8, 1995
 33-92852                  May 30, 1995
 333-1674                  February 26, 1996
 333-16111                 November 14, 1996
 333-21261                 February 6, 1997
 333-26633                 May 7, 1997
 333-31273                 July 15, 1997
 333-39535                 November 5, 1997
 333-43355                 December 29, 1997
 333-46747                 February 23, 1998

 Registration Statements on Form S-8

                                        Registration
 Name                                   Number          Date Filed
-------------------------------------------------------------------------

 1987-1991 Employee Stock Option Plan   33-77384        April 6, 1994
 1993 Director Stock Option Plan        33-77386        April 6, 1994
 1993 Employee Stock Option Plan        33-77390        April 6, 1994
 1993 Management Stock Option Plan      33-77388        April 6, 1994
 1997 Employee Stock Purchase Plan      333-21963       February 18, 1997


                                                    /s/ ERNST & YOUNG LLP

Baltimore, Maryland
March 27, 1998